Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-233176) of our report dated March 23, 2022, with respect to the consolidated financial statements of The National Security Group, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Warren Averett, LLC
Birmingham, Alabama
March 23, 2022